Exhibit 99.1

Tabula Rasa HealthCare Reports First Quarter 2022 Results

●	First quarter 2022 revenue of $67.1 million from continuing operations includes CareVention HealthCare revenue of $66.3 million, up 19% vs. a year ago
●	Planned sales of PrescribeWellness, SinfoníaRx, and DoseMe expected to add significant liquidity, reduce net debt, and provide financial flexibility
●	GAAP net loss from continuing operations of $20.4 million
●	Adjusted EBITDA of $2.5 million

MOORESTOWN, N.J., May 5, 2022 /PR Newswire/ -- Tabula Rasa HealthCare, Inc. (“TRHC”, the “Company,” “we,” “us,” or “our”) (Nasdaq:TRHC), a leading healthcare technology company advancing the safe use of medications, today reported financial results for the first quarter ended March 31, 2022.

“In early 2022, the Company decided to divest non-core assets to both refine our strategic direction and to unlock shareholder value, recognizing that these businesses are significantly undervalued as part of TRHC. These actions are one of several important and ongoing steps we are taking to deliver profitable growth. With a strengthened balance sheet and renewed focus, we are excited about our go-forward vision and the opportunities to grow our core value-based care business including our offerings targeted at the PACE market and advance our groundbreaking MedWise® science,” said Calvin H. Knowlton, PhD, TRHC’s Chief Executive Officer, Chairman and Founder.

Key Financial Results
(in millions except percentages)

	Three Months Ended March 31,		Year over year	Q1 2022
	2022	2021	Change	Guidance
Revenue from continuing operations	$67.1	$58.8	14%
Revenue from discontinued operations	$16.5	$17.9	(8)%
Total revenue	$83.6	$76.7	9%	$84 - 86
Total Adjusted EBITDA	$2.5	$3.6	(30)%	$3 - 4

First Quarter 2022 Financial Results

All comparisons, unless otherwise noted, are to the three months ended March 31, 2021.

●	Revenue - Revenue from continuing operations of $67.1 million increased 14% compared to $58.8 million in 2021. Product (medication) revenue of $51.0 million increased 22%, while service revenue of $16.1 million decreased 5% from the year ago period. Excluding $2.4 million of revenue related to the CMS Enhanced Medication Therapy Management (EMTM) pilot program included in the first quarter of 2021, service revenue increased 11%. The CMS EMTM pilot program concluded at the end of 2021. Revenue of $16.5 million from the PrescribeWellness, SinfoníaRx, and DoseMe businesses are classified as discontinued operations.

●	GAAP net loss – GAAP net loss from continuing operations of $20.4 million compares to a loss of $13.4 million a year ago, driven in large part by a non-cash $4.1 million long-lived asset impairment charge attributable to the Company’s decision to sell PrescribeWellness, SinfoníaRx, and DoseMe. Gross margin, excluding depreciation and amortization, of $14.4 million declined as compared to $14.8 million a year ago. The decline in gross margin was driven by a combination of factors including: 1) the loss of the previously mentioned EMTM revenue; 2) costs associated with initiating our previously announced business process outsourcing (BPO) transition within our PeakTPA third-party administration and electronic health record (i.e. TruChart and PACElogic) services; and 3) increased shipping fees within our CareKinesis pharmacy operations. Combined research and development, sales and marketing, and general and administrative expenses, including stock-based compensation, increased $1.8 million, or 9%. Depreciation and amortization of $5.7 million compares with $4.8 million a year ago.

●	Adjusted EBITDA – Adjusted EBITDA of $2.5 million declined as compared to $3.6 million a year ago due to the lower gross margins and certain higher operating expenses cited above.

A reconciliation of generally accepted accounting principles (“GAAP”) in the United States to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Developments

We are in active discussions to sell the PrescribeWellness, SinfoníaRx, and DoseMe businesses. The expected proceeds will provide the Company the financial flexibility to optimize its capital structure, including significantly reducing net debt and increasing liquidity, as well as to focus on its core business. Management expects the divestitures to enable a significantly improved cost structure.

Operational Metrics

Given the planned divestitures described above, the below metrics are focused on our core CareVention HealthCare segment.

●	We increased our total PACE participant base by 11% as of March 31, 2022 as compared to the same period a year ago, and our average PACE per member per month revenue increased 8% as of March 31, 2022 as compared to the same period a year ago.

●	With respect to our net PACE enrollment for our CareKinesis pharmacy services, our average monthly sequential growth during the first quarter of 2022 was 0.7%. Our net PACE enrollment during April 2022 increased by 0.8% on a monthly sequential basis as compared to March 2022 and is 10% higher as compared to April 2021.

●	Our PACE backlog as of March 31, 2022 stands at 60 implementations (by product and/or service), valued at $60 million in annual revenue at maturity, which the Company defines as enrollment of 250 participants. By comparison, these figures were 62 implementations and $45 million at December 31, 2021. The sequential growth in backlog versus the end of 2021 was driven by several large new PACE contracts signed in the first quarter of 2022. During the first quarter of 2022, a total of 13 PACE implementations went live, which compares with nine during the fourth quarter of 2021 and three during the first quarter of 2021.

Business Outlook

The Company is providing the following forward-looking revenue guidance for its continuing operations and will no longer provide guidance for its discontinued operations (our PrescribeWellness, SinfoníaRx, and DoseMe businesses). This outlook updates the previously issued financial guidance that was provided on February 24, 2022. Until the Company has greater visibility on the timing of a close date on the planned asset sales described above, we are delaying providing adjusted EBITDA guidance at this time but expect to reinstate such guidance later in 2022.

			Year over year growth
	Low	High	Low	High

Three Months Ended June 31, 2022	(in millions except percentages)
CareVention HealthCare revenue	$66	$68	8%	11%
Other revenue from continuing operations	$—	$1	NM	NM
Total revenue from continuing operations	$66	$69	3%	7%

			Year over year growth
	Low	High	Low	High

Year Ended December 31, 2022	(in millions except percentages)
CareVention HealthCare revenue	$276	$282	11%	14%
Other revenue from continuing operations	$2	$4	NM	NM
Total revenue from continuing operations	$278	$286	7%	10%

nm = not meaningful

With respect to the above guidance, we note the following:

●	For the balance of 2022, the Company is forecasting monthly net enrollment sequential growth within its CareVention pharmacy services to be consistent with the 0.7% monthly sequential growth observed in the first quarter of 2022.

Upcoming Events

Members of the Company’s executive team will be presenting at the following conferences: (1) RBC Capital Markets Global Healthcare Conference, May 17-18, (2) Benchmark Healthcare House Call Conference, June 2, and (3) Stifel Virtual Cross Sector Insight Conference, June 7-9.

Quarterly Conference Call

The first quarter 2022 earnings conference call and webcast will be held tomorrow, Friday, May 6, 2022, at 8:30 a.m. ET. The conference call can be accessed by dialing 844-413-0947 for U.S. participants or 216-562-0423 for international participants, and referencing passcode 6119738 or via a live audio webcast available online at TRHC’s investor website (ir.trhc.com). An audio webcast replay will be available approximately two hours after completion of the call for a period of 90 days thereafter at ir.trhc.com and a replay will be available for seven days by dialing 855-859-2056 for U.S. participants or 404-537-3406 for international participants and referencing passcode 2849587.

About Tabula Rasa HealthCare

Tabula Rasa HealthCare (TRHC) provides medication safety solutions that empower healthcare professionals and consumers to optimize medication regimens, combatting medication overload and reducing adverse drug events – the fourth leading cause of death in the U.S. TRHC’s proprietary technology solutions, including MedWise®, improve patient outcomes, reduce hospitalizations, and lower healthcare costs. TRHC’s extensive clinical tele-pharmacy network improves care for patients nationwide. Its solutions are trusted by health plans and pharmacies to help drive value-based care. For more information, visit TRHC.com.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with GAAP, TRHC is also reporting Adjusted EBITDA, which is considered a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Adjusted EBITDA consists of net loss plus certain other expenses, which includes interest expense, provision for income tax, depreciation and amortization, impairment charges, business optimization expenses, severance costs, divestiture-related expense, acquisition-related expense, and stock-based compensation expense. TRHC considers business optimization expenses to include contract termination payments, severance, retention payments, and other employee and non-recurring vendor costs incurred related to our business optimization initiatives during 2022. TRHC considers severance costs to include severance payments related to the realignment of our resources. TRHC considers divestiture-related expense to include nonrecurring direct transaction costs. TRHC considers acquisition-related expense to include nonrecurring direct transaction and integration costs. TRHC believes the exclusion of these items assists in providing a more complete understanding of the company’s underlying operations results and trends and allows for comparability with TRHC’s peer company index and industry and to be more consistent with TRHC’s expected capital structure on a going forward basis.

TRHC presents this non-GAAP financial measure in this release because it considers it to be an important supplemental measure of performance. TRHC uses this non-GAAP financial measure for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and determination of appropriate levels of operating and capital investments. TRHC believes that this non-GAAP financial measure provides additional insight for analysts and investors in evaluating the company’s financial and operational performance. TRHC also intends to provide this non-GAAP financial measure as part of the Company's future earnings discussions and, therefore, its inclusion should provide consistency in the Company’s financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of Adjusted EBITDA to its most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that we believe to be reasonable as of today’s date. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include TRHC’s expectations regarding healthcare regulations, industry trends, available opportunities to TRHC, the financial and operating performance of TRHC, the impacts of the COVID-19 pandemic, the plans and objectives of management, TRHC’s strategic initiatives and the anticipated benefits thereof, and TRHC’s expectations for 2022. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” “goals” and similar expressions. These forward-looking statements are based on management’s good-faith expectations, judgements and assumptions as of the date of this press release. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: the impacts of the ongoing COVID-19 pandemic; our continuing losses and need to achieve profitability; fluctuations in our financial and operating results; our ability to manage our cash flows; the volatility of our stock price; the extent to which we are successful in gaining new long-term relationships with clients or retaining existing clients; the acceptance and use of our products and services by PACE organizations; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable governmental regulations; our ability to maintain relationships with a specified drug wholesaler; increasing consolidation in the healthcare industry; competition from a variety of companies in the healthcare industry; managing our growth effectively; our ability to adequately protect our intellectual property; macroeconomic conditions, including the impact of inflation, on our business and operations; our ability to execute on our planned divestitures of our PrescribeWellness, SinfoníaRx, and DoseMe businesses; and the other risk factors set forth from time to time in our filings with the Securities and Exchange Commission (“SEC”), including those factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, filed with the SEC on February 25, 2022, and in subsequent reports filed with or furnished to the SEC, copies of which are available free of charge within the Investor Relations section of the Tabula Rasa HealthCare website http://ir.trhc.com or upon request from our Investor Relations Department. Tabula Rasa HealthCare assumes no obligation and does not intend to update these forward-looking statements, except as required by law, to reflect events or circumstances occurring after today’s date.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash	$14,449	$9,395
Restricted cash	3,839	6,038
Accounts receivable, net	22,439	21,405
Inventories	4,900	5,444
Prepaid expenses	3,643	3,812
Client claims receivable	12,936	11,257
Other current assets	23,987	18,033
Current assets of discontinued operations	202,927	14,511
Total current assets	289,120	89,895
Property and equipment, net	11,139	11,778
Operating lease right-of-use assets	15,299	16,323
Software development costs, net	27,710	29,254
Goodwill	115,323	115,323
Intangible assets, net	43,664	45,358
Other assets	4,548	3,929
Noncurrent assets of discontinued operations	—	187,558
Total assets	$506,803	$499,418

Liabilities and stockholders’ equity
Current liabilities:
Current operating lease liabilities	$3,335	$3,275
Accounts payable	9,537	8,870
Client claims payable	8,789	8,398
Accrued expenses and other liabilities	39,592	40,997
Current liabilities of discontinued operations	14,950	12,380
Total current liabilities	76,203	73,920
Line of credit	57,200	29,500
Long-term debt, net	319,630	319,299
Noncurrent operating lease liabilities	14,753	15,792
Deferred income tax liability, net	1,678	1,402
Other long-term liabilities	1,107	176
Noncurrent liabilities of discontinued operations	—	3,573
Total liabilities	470,571	443,662

Stockholders’ equity:
Common stock	3	3
Treasury stock	(4,292)	(4,292)
Additional paid-in capital	329,061	320,392
Accumulated deficit	(288,540)	(260,347)
Total stockholders’ equity	36,232	55,756
	$506,803	$499,418

TABULA RASA HEALTHCARE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2022	2021
Revenue:
Product revenue	$50,973	$41,842
Service revenue	16,137	16,936
Total revenue	67,110	58,778
Cost of revenue, exclusive of depreciation and amortization shown below:
Product cost	39,552	31,357
Service cost	13,169	12,622
Total cost of revenue, exclusive of depreciation and amortization	52,721	43,979
Operating expenses:
Research and development	3,965	3,059
Sales and marketing	2,649	2,967
General and administrative	15,878	14,680
Long-lived asset impairment charge	4,062	—
Depreciation and amortization	5,742	4,801
Total operating expenses	32,296	25,507
Loss from operations	(17,907)	(10,708)
Interest expense, net	2,269	2,547
Loss from continuing operations before income taxes	(20,176)	(13,255)
Income tax expense	216	121
Net loss from continuing operations	(20,392)	(13,376)
Net loss from discontinued operations, net of tax	(7,801)	(6,116)
Net loss	$(28,193)	$(19,492)

Net loss per share:
Net loss per share from continuing operations, basic and diluted	$(0.85)	$(0.58)
Net loss per share from discontinued operations, basic and diluted	(0.33)	(0.27)
Total net loss per share, basic and diluted	$(1.18)	$(0.85)

Weighted average common shares outstanding, basic and diluted	23,865,801	23,010,531

TABULA RASA HEALTHCARE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(28,193)	$(19,492)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,073	11,625
Amortization of deferred financing costs and debt discount	468	635
Deferred taxes	276	174
Stock-based compensation	8,609	8,602
Acquisition-related contingent consideration paid	—	(67)
Impairment charges	4,902	—
Other noncash items	(95)	—

Changes in operating assets and liabilities:
Accounts receivable, net	(5,570)	3,151
Inventories	544	177
Prepaid expenses and other current assets	(7,131)	(1,247)
Client claims receivables	(1,679)	(924)
Other assets	(374)	(2,610)
Accounts payable	80	(4,448)
Accrued expenses and other liabilities	(2,274)	2,012
Client claims payables	391	(1,698)
Other long-term liabilities	1,238	32
Net cash used in operating activities	(15,735)	(4,078)

Cash flows from investing activities:
Purchases of property and equipment	(217)	(522)
Software development costs	(8,749)	(5,863)
Net cash used in investing activities	(8,966)	(6,385)

Cash flows from financing activities:
Proceeds from exercise of stock options	60	2,226
Payments for debt financing costs	(350)	—
Borrowings on line of credit	27,700	7,500
Payment of acquisition-related notes payable	—	(7,500)
Payments of acquisition-related contingent consideration	—	(99)
Repayments of long-term debt and finance leases	—	(3)
Net cash provided by financing activities	27,410	2,124

Net increase (decrease) in cash and restricted cash	2,709	(8,339)
Cash and restricted cash, beginning of period	15,706	28,532
Cash and restricted cash, end of period	$18,415	$20,193

TABULA RASA HEALTHCARE, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands)

	Three Months Ended March 31,
	2022	2021
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(28,193)	$(19,492)
Add:
Interest expense, net	2,269	2,547
Income tax expense	334	199
Depreciation and amortization	13,073	11,625
Impairment charges	4,902	—
Business optimization expenses	787	—
Severance costs	575	—
Divestiture-related expense	120	—
Acquisition-related expense	46	118
Stock-based compensation expense	8,609	8,602
Adjusted EBITDA	$2,522	$3,599

Contact:

Investors

Frank Sparacino

fsparacino@trhc.com

T: 312-451-2157

Media

Anthony Mirenda

amirenda@trhc.com

T: 908-380-2143